[Cartoon's Identifying Graphic]


CARTOON ACQUISITION, INC.

Post Office Box 202
Wyoming, New York  14591-0202

Telephone and Telecopier (585) 495-9923

Advice of Delivery;
Delivered by U. S. Certified Mail,
Article No. 7005 1820 0000 3573 6155,
Domestic Return Receipt Requested

October 23, 2006




Margaret V. Hopkins
Second Floor
233 Alexander Street
Rochester, New York  14607-2518

Subject:  Termination of Sub-Lease Agreement by
Cartoon Acquisition, Inc.

Dear Mrs. Hopkins:

	On or about June 1, 2006, Cartoon Acquisition, a
Delaware corporation subject to U. S. Federal jurisdiction ("Cartoon"), entered into a sub-lease agreement with you (the "Lease Agreement"); whereby, Cartoon was obligated to pay you the sum of $500 per month commencing on June 1, 2006 and continuing on a month-to-month basis until said Lease Agreement was to become terminated by either party.

	Regrettably, and, as you, perhaps, know, Cartoon has been incapable of paying the monthly rent (and accrued interest on the total delinquent balance) owing to you pursuant to the Lease Agreement from the commencement date of the Lease Agreement to-date, as Cartoon, for some time, has been operating under severe restrictions in respect of its available operating capital.

	Consequently, it is with deep regret that I must inform you that Cartoon is notifying you of its intent to terminate its Lease Agreement with you in this regard, to become effective one or before October 31, 2006. (While there is no provision for termination of the Lease Agreement in that contract, as the Lease
Agreement operates on a month-to-month basis, this notice shall serve as Cartoon's notice to you to terminate the month-to-month occupancy created by the Lease Agreement. Thus, Cartoon will presume that its month-to-month obligations to you will terminate on October 31, 2006.)

	Following your acknowledgment of Cartoon's voluntary termination of the Lease Agreement and following your calculation of all accrued rents and interest thereunder from the commencement date, June 1, 2006, through October 31, 2006, I request that you mail a statement of account to each of Cartoon's accountants at their respective addresses, in order to ensure that the total amount due to you is properly recorded on Cartoon's books-of-account.

	The name and address of Cartoon's principal compilation accountant is:

		[Restricted Information. For Internal Purposes of the Registrant.]

	The name and address of Cartoon's certifying accountant is:

		Michael T. Studer, C. P. A.
		Michael T. Studer CPA, P. C.
		Suite 311
		18 East Sunrise Highway
		Freeport, New York  11520-3902

(Please identify the statement of account as being properly chargeable to Cartoon Acquisition, Inc., a Delaware corporation.)

	While I am unable to definitively represent a date on which Cartoon will be capable of settling its account with you, it is the estimate of Cartoon's Board of Directors the unpaid balance will be paid not later than December 22, 2006. Of course, in any event, Cartoon understands that interest will continue to accrue on the unpaid five-month balance until paid, pursuant to the terms of the Lease Agreement.

	I further request that you return all mail that is delivered to the office address and addressed to the undersigned, Cartoon, and each of its qualified subtenants (as permitted by the Lease Agreement);
namely, Montana Acquisition Corporation and Atlantic
First Holdings, Inc., marked "Undeliverable - Return to
Sender". This will prevent any unwarranted liability on your part and will ensure that each of Cartoon, Montana, and Atlantic First receives its mail from the respective sender or senders thereof.

	For our mutual protection, a facsimile of this letter will be provided to the U. S. Securities and Exchange
Commission in a filing by Cartoon to timely report the event described hereinabove.

	I apologize for any inconvenience Cartoon's failure to pay you may have caused you. However, in review of the above matter, I feel it would improper and, perhaps, unethical, for Cartoon to continue using your office knowing that it does not have immediate capital resources to pay the rent and any accruals thereunder the Lease Agreement.

	In the event you need to contact me, please do so: in writing, to the mailing address first above written, or, by telephone, at 585-495-9923.

Respectfully,

CARTOON ACQUISITION, INC.

/s/ Randolph S. Hudson

Randolph S. Hudson
President

cc:	Michael T. Studer, CPA, P. C.
	[Restricted Information. For Internal Purposes of the Registrant.]

Enclosure, (Facsimile of) (Unsigned) Lease Agreement dated June 1, 2006